                                                                 EXHIBIT (12)(a)

WACHOVIA CORPORATION AND SUBSIDIARIES
COMPUTATIONS OF CONSOLIDATED RATIOS OF EARNINGS TO FIXED CHARGES

-------------------------------------------------------------------------------------------------------------------------


                                                        THREE
                                                       MONTHS                                    Years Ended December 31,
                                                        ENDED    --------------------------------------------------------
                                                     MAR. 31,
(In millions)                                            2002         2001       2000        1999       1998        1997
-------------------------------------------------------------------------------------------------------------------------
EXCLUDING INTEREST
  ON DEPOSITS
  Pretax income from continuing
    operations                                    $     1,345        2,293        632       4,831      3,965       3,793
  Fixed charges, excluding capitalized
    interest                                              604        3,734      4,963       3,751      3,504       2,526
-------------------------------------------------------------------------------------------------------------------------
        Earnings                              (A) $     1,949        6,027      5,595       8,582      7,469       6,319
=========================================================================================================================
Interest, excluding interest on deposits          $       562        3,581      4,828       3,645      3,395       2,420
One-third of rents                                         42          153        135         106        109         106
Capitalized interest                                        -            -          -           -          -           -
-------------------------------------------------------------------------------------------------------------------------
        Fixed charges                         (B) $       604        3,734      4,963       3,751      3,504       2,526
=========================================================================================================================
Consolidated ratios of earnings to
  fixed charges, excluding interest
  on deposits                             (A)/(B)        3.23  X      1.61       1.13        2.29       2.13        2.50
=========================================================================================================================
INCLUDING INTEREST
  ON DEPOSITS
  Pretax income from continuing
    operations                                    $     1,345        2,293        632       4,831      3,965       3,793
  Fixed charges, excluding capitalized
    interest                                            1,519        8,478     10,232       7,805      7,820       6,674
-------------------------------------------------------------------------------------------------------------------------
        Earnings                              (C) $     2,864       10,771     10,864      12,636     11,785      10,467
=========================================================================================================================
Interest, including interest on deposits          $     1,477        8,325     10,097       7,699      7,711       6,568
One-third of rents                                         42          153        135         106        109         106
Capitalized interest                                        -            -          -           -          -           -
-------------------------------------------------------------------------------------------------------------------------
        Fixed charges                         (D) $     1,519        8,478     10,232       7,805      7,820       6,674
=========================================================================================================================
Consolidated ratios of earnings to
  fixed charges, including interest
  on deposits                             (C)/(D)        1.89 X       1.27       1.06        1.62       1.51        1.57
=========================================================================================================================